2017 Fourth Quarter Earnings Call November 20, 2017 Exhibit 99.2

Forward Looking Statements / Non-GAAP Measures This presentation contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this presentation represent the Company's views as of the date of this presentation and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this presentation. This presentation contains references to certain financial measures that are not presented in accordance with Generally Accepted Accounting Principles (“GAAP"). The Company utilizes non-GAAP financial measures to analyze and report operating results that are unaffected by differences in capital structures, capital investment cycles, and varying ages of related assets. Although the Company believes these measures provide a useful representation of performance, non-GAAP financial measures should not be considered in isolation or as a substitute for any items calculated in accordance with GAAP. A reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure can be found in the Appendix to this presentation as well as Company’s latest Form 8-K, filed with the SEC on November 20, 2017. www.BECN.com

Highlights Record fourth quarter net sales of $1.3 billion; existing markets same day sales growth of 8.2% Residential existing market same day growth 14 straight quarters; commercial returned to positive growth with solid 6.5% increase Tied for 2nd highest fourth quarter gross margin during the past fifteen years Fourth quarter net income of $45.1 million vs. $47.4 million in prior year Q4 EPS $0.73 ($0.93 adjusted)(1) vs. EPS of $0.78 ($0.88 adjusted)(1) in prior year Record fourth quarter adjusted EBITDA of $133 million(2) or 10.3% of sales Net Debt Leverage lowered to 2.7x(3) excluding the equity raise; benefited from strength of strong Q4 operating cash flow generation Announced acquisition of Allied Building Products; closing remains on target for January 2 www.BECN.com 1,2,3See reconciliation on slides 14, 17 and 16, respectively

Quarterly Results – Net Sales & Gross Margin www.BECN.com Existing Market Sales, Gross Profit and Gross Margin 23.2% Existing Market results above exclude results from acquired branches until they have been under ownership for at least four full fiscal quarters at the start of the fiscal reporting period Existing Market Product Mix Total 8.2% Northeast 5.4% Mid-Atlantic 10.4% Southeast 8.3% Southwest (9.9%) Midwest 15.7% West 23.6% Canada 19.4% Existing Market Daily Sales Growth by Region* $ in millions *Same Days

Quarterly Results – Operating Expenses www.BECN.com Existing Market results above exclude results from acquired branches until they have been under ownership for at least four full fiscal quarters at the start of the fiscal reporting period *See slide 19 for reconciliation table Existing Market Operating Expenses GAAP Adjusted Warehouse and G&A $11.7 $2.1 Payroll volume-related 6.7 6.7 Amortization 1.0 (1.6) Other (0.4) (0.2) Subtotal $19.0 $7.0 Operating Expense Increase (Decrease) $ in millions

Cash Flow from Operations www.BECN.com Year-to-Date Results Net Income Non-Cash and Working Capital Adjustments Cash Flow from Operations FY2017 $100.9 $214.3 $315.2 FY2016 $89.9 $30.7 $120.6 $ in millions $ in millions

Key Balance Sheet Metrics www.BECN.com 23.2% (2)Excludes the proceeds from the September secondary offering; see slide 16 for additional detail Fiscal Year Fiscal Year (1) (2) (1)17.4% excludes excess cash due to the proceeds from September secondary offering; otherwise 18.0%

2018 Outlook Summary 2018 Outlook www.BECN.com Total Revenue: $6.6 - $6.9 billion Adjusted EBITDA: $560 - $600 million Adjusted EPS*: $2.95 - $3.25 *Adjusted EPS targets reflect the adoption of the revised definition of Adjusted Net Income that excludes all intangible amortization, in addition to acquisition-related costs. See slide 12 for reconciliation.

2018 Sales Outlook www.BECN.com $4.4B 4-8% Growth (existing mkts.) Neutral 1.0 – 1.5% Q1 = 3-4% Q2 = ~2.0% Q3 = ~1.0% $2.0 - $2.1B Low single-digit Organic growth $6.6 - $6.9B Organic Growth by Product Line: Resi: ↑ low-mid single digits Non-Resi: ↑ mid-single digits Comp: ↑ mid-high single digits

2018 Gross Margin and Operating Expense Outlook www.BECN.com Gross Margin 25.2 – 25.5% 2018 Outlook Estimated organic improvement up 5 to 15 bps Stable manufacturer and customer pricing Benefit from higher margin Allied contribution Includes impact from Allied synergies Adj. Operating Expense 17.7 – 18.0% of Sales Excludes all acquisition costs and all amortization Comparative FY17 = 17.4% excluding all amort and one-time acquisition expenses Flat to modest improvement organic leverage Legacy Allied brings higher SG&A% Includes impact from Allied synergies

Appendix www.BECN.com

Beacon Roofing Supply

Non-GAAP Items 2018 Outlook

Adjusted EBITDA 2018 Outlook

$ in millions	Low		High
GAAP Net Income	$95	-	$100
Acquisition Costs (SG&A)	$60	-	$70
Interest Expense, net	$140	-	$145
Income Taxes	$60	-	$65
Depreciation	$55	-	$60
Amortization	$130	-	$140
Stock Compensation	$20	-	$20
Adjusted EBITDA	**$560**	-	**$600**

- Outlook includes 9-month contribution from Allied
- Allied's impact on depreciation & amortization subject to change based on post-close valuation of fixed assets and intangibles
- Effective tax rate projected to be 38-39%
- FY18 synergy realization expected to be approximately $30-40 million

Adjusted EPS 2018 Outlook

$ in millions	Low		High
GAAP Net Income	$95	-	$100
Acquisition Costs (post-tax)(1)	$50	-	$65
Amortization (post-tax)	$80	-	$85
Adjusted Net Income	$225	-	$250
Avg. Dil. Shares Outstanding	76	-	76
Adjusted Diluted EPS	**$2.95**	-	**$3.25**

- New approach will exclude ALL amortization
- Average diluted shares outstanding calculation will consider dilutive impact of preferred shares conversion (probable dilutive scenario):

Diluted Shares in millions	Q1(2)	Q2	Q3	Q4	2018
Pref. Div. Paid	n/a	69	69	69	69
Pref. Shares Converted	n/a	79	79	79	76

(1) Acquisition costs includes ~$10 million (pre-tax) of deferred financing fees that are booked to interest expense; includes 2 months of interest (~$12 million, pre-tax) due to the timing of the High Yield bond offering for the Allied acquisition.

(2) Q1 diluted shares outstanding projected at 69 million. No preferred share dilution test performed in Q1.

www.BECN.com

12

Additional Detail on 2018 Outlook www.BECN.com $ in millions Q1 Q2 Q3 Q4 2018 Beacon Depreciation $10 $10 $10 $10 $40 Allied Depreciation $5 $5 $5 $15 Total Depreciation $10 $15 $15 $15 $55 Beacon Amortization $18 $18 $18 $18 $72 Allied Amortization $21 $21 $21 $63 Total Amortization $18 $39 $39 $39 $135 Interest Expense, net(1) $24 $37 $37 $37 $135 Deferred Financing Fees $1 $3 $3 $3 $10 Total Interest Expense, net $25 $40 $40 $40 $145 Allied’s depreciation & amortization are subject to change based on post-close valuation of fixed assets and intangibles Deferred financing fees are booked to interest expense. These costs relate to the issuance of new debt to finance the RSG and Allied acquisitions. They are considered acquisitions costs and are excluded from the Adjusted EPS calculation. Q1 includes two months of interest (~$12 million, pre-tax) due to the timing of the High Yield bond offering for the Allied acquisition. This will be excluded from Adjusted EPS as it will be reimbursed by the Seller.

Reconciliation: Adjusted Net Income /Adjusted EPS Quarter-To-Date www.BECN.com Adjusted Net Income (Loss) is defined as net income excluding non-recurring costs related to acquisitions and certain incremental amortization of intangibles related to the RSG acquisition. We believe that Adjusted Net Income (Loss) is an operating performance metric that is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Adjusted net income per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period (see Consolidated Statements of Operations for amounts). While we believe Adjusted Net Income (Loss) and Adjusted EPS are useful measures for investors, these are not measurements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”). You should not consider Adjusted Net Income (Loss) or Adjusted EPS in isolation or as a substitute for net income and net loss per share or diluted earnings per share calculated in accordance with GAAP.

Reconciliation: Adjusted Net Income /Adjusted EPS Year-To-Date www.BECN.com Adjusted Net Income (Loss) is defined as net income excluding non-recurring costs related to acquisitions and certain incremental amortization of intangibles related to the RSG acquisition. We believe that Adjusted Net Income (Loss) is an operating performance metric that is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Adjusted net income per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period (see Consolidated Statements of Operations for amounts). While we believe Adjusted Net Income (Loss) and Adjusted EPS are useful measures for investors, these are not measurements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”). You should not consider Adjusted Net Income (Loss) or Adjusted EPS in isolation or as a substitute for net income and net loss per share or diluted earnings per share calculated in accordance with GAAP.

Reconciliation: Net Debt Leverage Ratio www.BECN.com

Reconciliation: Adjusted EBITDA www.BECN.com Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, adjustments to contingent consideration, stock-based compensation and certain non-recurring costs from major acquisitions. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies.   Acquisition costs reflect certain non-recurring charges related to major acquisitions (excluding the impact of tax) that are not embedded in other balances of the table. Certain portions of the total acquisition costs incurred are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation.   While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense. Because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs because we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. We separately monitor capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, stock-based compensation expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. $ in millions

Reconciliation: Historical GAAP Net Income / EPS to Adjusted Net Income / EPS www.BECN.com

Reconciliation of Existing Markets Operating Expense to Adjusted Operating Expense: www.BECN.com FY17 operating expense adjustments include: Acquisition costs: $11.2 million, RSG incremental amortization: $8.0 million. FY16 operating expense adjustments include: RSG incremental amortization: $5.7 million, Acquisition costs: $1.5 million